SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – June 20, 2000

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834

(State or other	(Commission File Number)	(IRS Employer Identification

jurisdiction of incorporation)		No.)

One Mellon Center

500 Grant Street

	Pittsburgh, Pennsylvania	15258-0001

	(Address of principal	(Zip code)

executive offices)

Registrant’s telephone number, including area code — (412) 234-5000

Not applicable
(Former name or former address, if changed since last report)

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed herewith and incorporated by reference into Registration Statement Nos. 333-33248 and 333-33248-01 pertaining to certain debt securities of Mellon Funding Corporation and the related guarantees of the Registrant.
Exhibit
Number	Description

1.2	Underwriting Agreement dated as of June 20, 2000, between Mellon Funding Corporation (the "Company"), Mellon Financial Corporation (the "Corporation") and Credit Suisse First Boston Corporation; Mellon Financial Markets, LLC; and Keefe, Bruyette & Woods, Inc., as Underwriters, relating to the issuance and sale of $300,000,000 aggregate principal amount of the Company's 7 1/2% Senior Notes due June 15, 2005 and the related guarantees of the Corporation, together with the Mellon Funding Corporation Underwriting Agreement Standard Provisions (Debt) dated March 24, 2000.

4.5	Second Supplemental Indenture dated as of June 12, 2000, among Mellon Funding Corporation, Mellon Financial Corporation and The Chase Manhattan Bank, as Trustee.

4.6	Form of 7 1/2% Senior Note due June 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: June 26, 2000	By: STEVEN G. ELLIOTT Steven G. Elliott Senior Vice Chairman & Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

1.2	Underwriting Agreement dated as of June 20, 2000	Filed herewith

4.5	Second Supplemental Indenture dated as of June 12, 2000, among Mellon Funding Corporation, Mellon Financial Corporation and The Chase Manhattan Bank, as Trustee.	Filed herewith

4.6	Form of 7 1/2% Senior Note due June 15, 2005	Filed herewith

4